EXHIBIT 4


                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS that the undersigned, in his capacity as President of Frost-Nevada Corporation, a Nevada corporation (the "Corporation"), does hereby make, constitute and appoint PHILLIP FROST, M.D. his true and lawful attorney-in-fact, for him and in his name, place and stead, for the sole and limited purpose of signing any and all statements or reports pursuant to the Securities Exchange Act of 1934, and any amendments thereto, on behalf of the Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 24th day of May, 1996.

                                                   /s/ NEIL FLANZRAICH
                                                   --------------------------
                                                   NEIL FLANZRAICH, President